UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 13, 2003

Commission File Number
0-25424

SEMITOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Montana	81-0384392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Semitool, Inc.
655 West Reserve Drive, Kalispell, MT 59901
(406) 752-2107
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5. Other Events

On February 11, 2003, the Board of Directors of the Company appointed Donald P. Baumann as a director. See the following press release, dated February 13, 2003, announcing the appointment of Donald P. Baumann to Semitool’s Board of Directors.

Contacts:Semitool, Inc.
Bill Freeman, Chief Financial Officer
(406) 752-2107
Investor Relations Partners, Inc.
Shellie Roth (973) 535-8389
roth@irpartners.com

Donald P. Baumann Appointed to Semitool’s Board of Directors

Kalispell, MT, February 13, 2003 – Semitool®, Inc. (Nasdaq: SMTL), a leading supplier of wafer surface preparation and electrochemical deposition systems, today announced the appointment of Donald P. Baumann to Semitool’s board of directors. The addition of Baumann brings the number of Semitool directors to eight.

“We are pleased to have Don Baumann join our Board, and we welcome his energy and advice,” said Ray Thompson, Semitool’s president and chief executive officer. “Don adds extensive experience in sales, marketing and operations to the already existing strengths of our Board. Don brings 40 years of experience in the semiconductor capital equipment industry, where he is known as a strategic innovator in managing the volatile trends in our industry. His talents will be of significant benefit to Semitool as we plan our path forward in markets that are subject to increasingly changing dynamics.”

Baumann is currently president and general partner of Baumann International, where he focuses on strategic and tactical advisory services for a variety of global industries. From 1994 through 2001 he served as president of SEZ North America, a subsidiary of The SEZ Group, registered in Zurich, Switzerland. Earlier in his career he held senior management positions in worldwide sales and marketing for major companies in the semiconductor industry.

Baumann was born in Shanghai, China and raised in the Far East. He graduated from high school in Yokohama, Japan and initiated university studies in Tokyo, Japan, prior to graduating with an Electronics Engineering degree from the University of Santa Clara in Santa Clara, California.

About Semitool, Inc.

Semitool designs, manufactures and supports high performance, single-wafer and multi-wafer batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on the Nasdaq National Market under the symbol SMTL. For more information, please visit the company’s website at www.semitool.com.

Semitool is a registered trademark of Semitool, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            SEMITOOL, INC.
                                            (Registrant)

Date: February 13, 2003                     By:   /s/William A. Freeman
                                                  ------------------------------
                                                  William A. Freeman
                                                  Chief Financial Officer